Exhibit 10.40

ASSIGNMENT OF LEASE

AND CONSENT TO ASSIGNMENT

This ASSIGNMENT OF LEASE AND CONSENT TO ASSIGNMENT (this “Agreement”) is dated for reference purposes only as December 31, 2006, and is by and between PACIFIC LAND DESIGN, P.C., a Washington corporation, ( “Assignor”), and ZYMOGENETICS, INC., a Washington corporation, (“Assignee”) and 1144 EASTLAKE LLC, a Washington limited liability company (“Landlord”).

Assignor is the tenant under that certain Lease Agreement dated September 23, 2002 (the “Lease”) with Landlord for that certain premises described in the Lease. The Lease is attached hereto as Exhibit A. Any terms not defined in this Agreement are defined by reference to the Lease. Assignor wishes to assign the Lease to Assignee and Assignee wishes to assume the Lease and they have requested the consent of Landlord.

NOW, THEREFORE, the parties agree as follows:

1. Assignment and Assumption. As of the Effective Date (defined below), Assignor does hereby assign and transfer to Assignee all of Assignor’s right, title and interest in the Lease, including the parking rights stated therein and the security deposit held by Landlord. On the Effective Date, Assignee will pay over to Assignor $20,000.00 for the security deposit, subject to offset for any amounts due Assignee hereunder for curing an Assignor default, if any. Assignee hereby accepts the assignment of the Leases and assumes and agrees to perform all of the duties and obligations of the tenant under the Lease which arise or are related to events occurring from and after the Effective Date, for the benefit of both Landlord and Assignor. Subject to Section 4(c) below, the “Effective Date” of this Agreement shall be the earlier of April 1, 2007 or the date Assignee operates its business from the Premises.

2. No Release. Assignor acknowledges that this Agreement does not release Assignor from any of its obligations to Landlord under the Lease.

3. Consent to Assignment. Landlord hereby consents to the assignment of Assignor’s interest in the Lease to Assignee. This consent shall apply only to this Agreement and shall not be deemed to be a consent to any other assignment or a waiver of Landlord’s right to consent to any subsequent assignment. The consent shall be effective when a fully executed original of this Agreement has been delivered to Landlord.

4. Additional Agreements.

(a) Current Status. Landlord and Assignor represent and warrant to Assignee that, to the best of their respective knowledge, as of the date of this Agreement there are no uncured defaults under the Lease and no events have occurred which, with the passage of time, would constitute a default thereunder. Landlord shall provide Assignee with concurrent copies of any default notices delivered to Assignor under the Lease from and after the date of this Agreement. Landlord and Assignor further acknowledge that Assignor is liable to cure all tenant defaults occurring prior to the Effective Date.

(b) Security Deposit. Landlord further represents and warrants to Assignor that it is currently holding $20,000.00 as the security deposit and shall notify Assignor prior to the Effective Date of any reduction therein.

(c) Condition of Premises. Assignee is accepting the Premises in “as-is” condition, which means the condition the Premises are in as of the execution date of this Agreement, subject to ordinary wear and tear. Assignor agrees that prior to the Effective Date (i) to repair any damage to the Premises arising prior to the Effective Date or relating to Assignor’s vacation of the Premises, and (ii) to remove all its personal property from the Premises. On the execution date of this Agreement, Assignor and Assignee shall conduct a joint inspection of the Premises to establish its current condition and note any damage which must be repaired prior to the Effective Date. Immediately after Assignor has vacated the Premises, it shall arrange with Assignee a joint inspection of the Premises to allow Assignee to verify to Assignee’s reasonable satisfaction that the Premises are in the condition required hereunder (including repairing damage and removing personal property) (the “Second Inspection”). Notwithstanding the date set forth in Section 1 above, under no circumstances shall the Effective Date occur or Assignee otherwise be liable under the Lease, until after the Second Inspection and after Assignee has verified to its reasonable satisfaction that any damage was repaired and personal property removed.

(d) Early Entry.

(i) Pre Vacancy. Prior to the date Assignor vacates the Premises, Assignor will permit Assignee to enter the Premises, from time to time, on normal business days after 4:00 p.m., on 48 hours advance verbal notice, so that Assignee can start making its plans for alterations to the Premises. Such entry will be done in a manner which will not unreasonably interfere with Assignor’s business operations from the Premises.

(ii) Post Vacancy. Assignor will notify Assignee when it is vacating the Premises, both to arrange the Second Inspection and also to arrange for Assignee to immediately following Assignee’s vacancy to enter the Premises and commence alterations thereto. Assignee shall be permitted to thereafter enter and commence alterations to the Premises, and so long as Assignee is not operating its business from the Premises such early entry under this subsection (ii) shall be subject to all the provisions of the Lease, other than the payment of Rent or to advance the Effective Date of this Assignment.

5. Enforcement. Assignee and Assignor acknowledge that, as to obligations accruing after the Effective Date, they are both jointly and severally liable to Landlord for performance of the obligations of tenant under the Lease and that Landlord may pursue its remedies against either or both. Assignor and Assignee further agree to indemnify, defend and hold the other harmless for all claims and damages, including attorney’s fees, to the extent arising from obligations which indemnifying party is required to perform by the terms of this Agreement, including the immediate reimbursement of all amounts expended by the indemnified party. If any party engages legal counsel to enforce this Agreement, the substantially prevailing party shall be entitled to recover their attorneys fees. Interest on all amounts due under this Agreement shall accrue at the lesser of the default rate stated in the Lease or the maximum amount permitted by law.

6. Address of Assignor and Assignee. From the date hereof Assignor’s notice address shall be Attn: Joe Geivett, 2017 36th Avenue W, Seattle, WA 98199 and Assignee’s notice address shall be at the Premises (as defined in the Lease), with a copy to Assignee, Attn: Chief Financial Officer, 1201 Eastlake Avenue East, Seattle, WA 98121.

7. Entire Agreement. The Lease in the form attached hereto as Exhibit A and this Agreement reflect the entire agreement between Landlord, Assignor and Assignee concerning the Premises and may only be modified by a subsequent writing executed by all of Landlord, Assignor and Assignee.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and when delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties execute this Agreement on the above stated date.

LANDLORD:		ASSIGNOR:

1144 EASTLAKE LLC,		PACIFIC LAND DESIGN, P.C.,
a Washington limited liability company		a Washington corporation

By GTS Development, LLC its Manager		By:	/s/ JOE GEIVETT
By:	/s/ TED SCHROTH	Print Name: Joe Geivett
		Title:	Owner
G. Ted Schroth, its Manager

ASSIGNEE:

ZYMOGENETICS, INC., a Washington corporation

By:	/s/ JAMES A. JOHNSON
Print Name: James A. Johnson
Title:	Senior Vice President & Chief Financial Officer

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that G. TED SCHROTH is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the MANAGER OF GTS DEVELOPMENT, LLC, which is the MANAGER of 1144 EASTLAKE, LLC, a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

DATED: 1/5/07.

(Notary Seal)	/s/ CYNTHIA A. MILLER
(Signature of Notary Public)

Cynthia A. Miller
(Printed Name of Notary Public)

My Appointment expires 02/19/2010

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that JOE GEIVETT is the person who appeared before me, and he/she acknowledged that he/she signed this instrument, on oath stated that he/she were authorized to execute the instrument and acknowledged it as the OWNER of PACIFIC LAND DESIGN, P.C., a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

DATED: 12/14/06 .

(Notary Seal)	/s/ MARIA C. UGAS
(Signature of Notary Public)

Maria C. Ugas
(Printed Name of Notary Public)

My Appointment expires 11/23/09

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that JAMES A. JOHNSON is the person who appeared before me, and he/she acknowledged that he/she signed this instrument, on oath stated that he/she were authorized to execute the instrument and acknowledged it as the Sr VP & CFO of ZYMOGENETICS, INC., a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

DATED: 12/7/06.

(Notary Seal)	/S/ CAROL A. ALTO
(Signature of Notary Public)

Carol A. Alto
(Printed Name of Notary Public)

My Appointment expires 3/7/2010